EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Synthetic Biologics, Inc. of our report dated May 11, 2012, relating to the consolidated financial statements of Synthetic Biologics, Inc. appearing in the Company’s Annual Report on Form 10-K/A for the years ended December 31, 2011 and 2010.

Berman & Company, P.A.

Certified Public Accountants

Boca Raton, Florida

November 15, 2013